Delaware VIP Trust
N-SAR Exhibit List
June 30, 2009


Item 77C:  Matters submitted to a vote of
security holders.
On May 18, 2009, a meeting of shareholders of Delaware VIP Balanced Series was called by the Board of Trustees of Delaware VIP
Trust to approve an Agreement and Plan of Reorganization between Delaware VIP
Trust, on behalf of Delaware VIP Balanced
Series, and Lincoln Variable Insurance
Products Trust, on behalf of LVIP Delaware
Foundation Moderate Allocation Fund.
Details of this meeting of shareholders are incorporated herein by reference to the N-
14/A filing as filed with the Securities and Exchange Commission on April 6, 2009
(SEC Accession No. 0001450791-09-
000024).

Item 77D(i)  Policies with respect to security
investments.
On August 20, 2008, the Board of Trustees of Delaware VIP Trust approved changes to the Delaware VIP Capital Reserves Series
(the Series) investment objective,
investment strategies, and policies to
reposition the Series as a limited-term fixed income fund. The name of the Series has been changed to Delaware VIP Limited-
Term Diversified Income Series. Changes to policies with respect to security investments are detailed in a Supplement to the Series Prospectuses and are incorporated herein by reference to the 497(e) filing as filed with the Securities and Exchange
Commission on February 13, 2009 (SEC
Accession No. 0000814230-09-000005).

Item 77D(ii)  Policies with respect to
security investments.
On February 26, 2009, the Board of Trustees of Delaware VIP Trust unanimously voted to approve changes to the definition of what
Delaware VIP Value Series considers to be a large-capitalization company. Changes to policies with respect to security investments are detailed in a Supplement to the Series
Prospectuses and are incorporated herein by reference to the 497(e) filing as filed with the Securities and Exchange Commission on February 27, 2009 (SEC Accession No.
0000814230-09-000011).

Item 77Q1:  Exhibits.
Certificate of Amendment to Agreement and Declaration of Trust of Delaware VIP Trust dated February 26, 2009 attached as an exhibit.